                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement [ ] Confidential. For Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 14a-11(c) or 14a-12

                            TRANSMEDIA NETWORK INC.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

________________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:

________________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________

(5) Total fee paid:

________________________________________________________________________________

[ ] Fee paid previously with preliminary materials:

________________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid: ________________________________________________

    (2) Form, Schedule or Registration Statement No.: __________________________

    (3) Filing Party: __________________________________________________________

    (4) Date Filed: ____________________________________________________________

                    [Letterhead of Transmedia Network Inc.]

Fellow Stockholders:

     Please accept my personal invitation to attend our Annual Meeting of Stockholders on March 3, 1999 at 10:00 a.m., Eastern Standard Time. This year's meeting will be held at The Helmsley Hotel, 212 East 42nd Street, New York, New York 10017 (between 2nd and 3rd Avenues). The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, I will also report on the operations of the Company.

     We hope that you will attend. Regardless of whether you plan to attend or not, please complete, date, sign and return the enclosed proxy as soon as possible. It is important that your shares be represented at the meeting.

                             YOUR VOTE IS IMPORTANT

     We encourage you to complete, date, sign and promptly return your proxy card in the enclosed envelope regardless of whether you plan to attend the annual meeting.

                                          Sincerely yours,

                                          /s/ GENE M. HENDERSON

                                          Gene M. Henderson
                                          President and Chief
                                          Executive Officer

                            TRANSMEDIA NETWORK INC.
                            11900 Biscayne Boulevard
                              Miami, Florida 33181

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 3, 1999

                            ------------------------

To the Stockholders
of Transmedia Network Inc.:

     The 1999 Annual Meeting of Stockholders of Transmedia Network Inc. will be held at The Helmsley Hotel, 212 East 42nd Street, New York, New York 10017 (between 2nd and 3rd Avenues), on Wednesday, March 3, 1999 at 10:00 a.m., Eastern Standard Time, to consider and act upon the following matters:

     (1) The election of eight (8) directors to serve until the next annual meeting or until their successors have been elected and qualified.

     (2) Such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Owners of record of the Common Stock, par value $.02 per share, of the Company at the close of business on January 26, 1999 are entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournment thereof. A list of Stockholders of the Company as of the close of business on January 26, 1999 will be available for inspection during normal business hours from 10:00 a.m., February 19, 1999 through 5:00 p.m., March 2, 1999 at the Company's New York offices at 750 Lexington Avenue, New York, New York, 10022. The Company's 1999 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT A QUORUM WILL BE PRESENT AT THE ANNUAL MEETING.

                                          By Order of the Board of Directors,


                                          Kathryn M. Ferara
                                          Secretary

Miami, Florida
January 28, 1999

                            TRANSMEDIA NETWORK INC.
                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          to be held on March 3, 1999

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Transmedia Network Inc., a Delaware corporation, for use at the Company's Annual Meeting of Stockholders to be held at The Helmsley Hotel, 212 East 42nd Street, New York, New York 10017 (between 2nd and 3rd Avenues), on Wednesday, March 3, 1999 at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof.

     This Proxy Statement and the enclosed form of proxy are first being sent or given to Stockholders of the Company on or about January 29, 1999.

Purposes of Meeting

     The purposes of the meeting are to consider and act upon the following matters:

          1. The election of eight (8) directors to serve until the next annual meeting or until their successors have been elected or qualified.

          2. Such other business as may properly come before the meeting or any adjournment or postponements thereof.

Record Date; Proxy; Vote Required; Recommendation; Solicitation

     Only owners of record of shares of Common Stock, par value $.02 per share (the "Common Stock"), at the close of business on January 26, 1999 are entitled to receive notice of, and to vote at, the meeting or any adjournment thereof. Each owner of record on the record date is entitled to one vote for each share of Common Stock of the Company so held and there is no cumulative voting. The Common Stock is the only class of securities issued by the Company that entitles an owner of record to vote on the proposals contained herein. On January 26, 1999 there were 12,847,854 shares of Common Stock issued and outstanding. The presence at the meeting, in person or by proxy, of the holders of the majority of the outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum.

     Proxies in the accompanying form are solicited on behalf and at the direction of the Board of Directors. All shares of Common Stock represented by properly executed proxies will be voted at the meeting in accordance with the instructions made on the proxies, unless such proxies have previously been revoked. Regarding the election of Directors to serve until the 2000 Annual Meeting of Stockholders, in voting by proxy, Stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to any other proposal to be voted upon, Stockholders may vote in favor of the proposal, against the proposal or may abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If authority to vote a proxy has not been withheld and no instruction is indicated, the shares will be voted FOR the election of the nominees for directors to the Board of Directors. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     The Company's Board of Directors unanimously recommends that all Stockholders vote FOR the election of the Nominees for Director named in this Proxy Statement.

     A Stockholder executing and returning a proxy has the power to revoke it before it is exercised, and may do so by delivering a subsequently signed and dated proxy or other written notice to the Secretary of the Company at any time prior to the vote at the meeting or by appearing at the meeting and voting in person the shares to which the proxy relates. Any written notice revoking a proxy should be sent to the Company, attention: Kathryn M. Ferara, Secretary. The mailing address of the Company's executive offices is 11900 Biscayne Boulevard, Miami, Florida 33181.

     Directors will be elected by a plurality of the votes cast. Abstentions and broker non-votes will have no effect on the election of directors. Approval of any other matter will require the affirmative vote of the holders of a majority of the shares of Common Stock cast, except as may otherwise be provided in the Certificate of Incorporation or By-laws of the Company, by the rules of the New York Stock Exchange, Inc., or by the General Corporation Law of the State of Delaware. Abstentions and broker non-votes will have no effect with respect to any other matter.

     After the initial mailing of this Proxy Statement, proxies may be solicited by telephone, telegram or personally by directors, officers and other employees of the Company (who will not receive any additional compensation therefor). All expenses with respect to this solicitation will be paid by the Company. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxies and the proxy material to their principals, and the Company will, upon request, reimburse them for their reasonable expenses in doing so.

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

     The Board of Directors proposes for election as Directors of the Company the following nominees: F. Philip Handy, Gene M. Henderson, Jack Africk, Melvin Chasen, Rod F. Dammeyer, Herbert M. Gardner, George S. Wiedemann and Lester Wunderman, each of whom is currently a Director of the Company.

     Directors will be elected by a plurality of the votes cast.

     The following table sets forth certain information relating to the nominees for election to the Board of Directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the above named nominees, who have consented to serve if elected. If a nominee is unable to serve as a director (an event not now anticipated), the proxies will be voted by the proxy holders for a substitute nominee.

     The Company's Board of Directors recommends that the Stockholders vote FOR the election to the Board of each of the following nominees.

                             NOMINEES FOR ELECTION


                                                                        Position and/or           Director
Nominee                                                 Age(1)        Principal Occupation         Since
-----------------------------------------------------   ------   ------------------------------   --------
F. Philip Handy......................................     54     Chairman of the Board              1998
                                                                   and President, Winter Park
                                                                   Capital Company
Gene M. Henderson....................................     52     Director, President and Chief      1998
                                                                   Executive Officer of the
                                                                   Company
Jack Africk..........................................     70     Chairman of the Board,             1992
                                                                   Evolution Consulting Group,
                                                                   Inc.
Melvin Chasen........................................     70     Partner, Evolution Consulting      1984
                                                                   Group, Inc.
Rod F. Dammeyer......................................     58     Managing Partner, Equity Group     1998
                                                                   Corporate Investments
Herbert M. Gardner...................................     59     Senior Vice President, Janney      1983
                                                                   Montgomery Scott Inc.
George S. Wiedemann..................................     54     Chairman of the Board and          1998
                                                                   Chief Executive Officer,
                                                                   Grey Marketing
Lester Wunderman.....................................     78     Chief Executive Officer,           1998
                                                                   Wunderman, L.L.C.


------------------
(1) As of January 1, 1999.

Business Experience

     F. Philip Handy is Chairman and President of Winter Park Capital Company, a private investment firm he founded in 1980. From 1996 until 1998, he was a Managing Director of Equity Group Corporate Investments. From 1976 until 1980, he was President of ComBanks Corporation, a bank holding company in Central Florida. Mr. Handy formerly owned and was Chairman and Chief Executive Officer of Maryland Club Foods, Inc., a coffee roasting and marketing company which was purchased from the Coca-Cola Company and subsequently sold in 1989 to Procter & Gamble Company. He also served as Chairman and Chief Executive Officer and was a majority owner of TOC Retail Inc., a 350-store gas-marketing/convenience store chain. He was majority owner and Chairman of the Board of Bordo Citrus Products, Inc. and Lakeland Packing Company, citrus-based food service companies. Mr. Handy currently serves as a director of each of Anixter International, Inc., Banca Quandium S.A., Chart House Enterprises and Jacor Communications, Inc.

     Gene M. Henderson was elected President and Chief Executive Officer of the Company in October 1998. From March 1997 until June 1998, Mr. Henderson was President and Chief Executive Officer of DIMAC Marketing, a full service direct marketing company based in St. Louis. From 1977 until March 1997, Mr. Henderson was employed in various capacities by Epsilon Data Management, a database marketing firm based in Burlington, Massachusetts. From 1990 until 1998, Epsilon was a wholly-owned subsidiary of American Express Company. Among his positions at Epsilon, Mr. Henderson served as Chief Operating Officer and prior to that as President of the division of Epsilon that provides services to membership and not for profit organizations.

     Mr. Africk is the Chairman of the Board of Evolution Consulting Group, Inc., Boca Raton, Florida. From 1993 to 1995, he was Vice Chairman of the Board of Duty Free International, Inc., and was a director of that company until August 1997. Until 1993, Mr. Africk was Vice Chairman of UST, Inc. and the President and Chief Executive Officer of its subsidiary, United States Tobacco Company. He is also a director of Crown Central Petroleum Corporation and of Tanger Factory Outlet Centers, Inc.

     Mr. Chasen is a Partner of Evolution Consulting Group, Inc. From 1984 until 1998, he was Chairman of the Board, President and Chief Executive Officer of the Company. From 1984 through 1987, he was a director, Chairman of the Board, President and Chief Executive Officer of Transmedia Colorado. From its inception in 1983 until 1984, he was President and a director of Transmedia Network Inc., a private Delaware corporation engaged in the media barter business, which merged with Transmedia Colorado in 1984. Until March 1995, Mr. Chasen served as a director of The Western Transmedia Company, Inc., as a director of Transmedia Europe, Inc., the Company's European licensee, and as a director of Transmedia Asia Pacific, Inc., the Company's licensee for the Asia-Pacific rim region. Mr. Chasen currently serves as a director of the Seiden Group, Inc.

     Rod F. Dammeyer is managing partner of Equity Group Corporate Investments which has, among other things, investments in approximately 30 companies, several of which are public entities. In addition, he is a director and vice-chairman of Anixter International, Inc where he has been employed since 1985. Mr. Dammeyer is also a director of Antec Corporation, CNA Surety Corp., Inc., Grupo Azucarero Mexico (GAM), IMC Global, Inc., Jacor Communications, Inc., Matria Healthcare, Inc., Metal Management, Inc., Stericycle, Inc., and TeleTech Holdings, Inc. He is also a trustee of the Van Kampen Closed-End Funds.

     Mr. Gardner has been a Senior Vice President of Janney Montgomery Scott Inc., an investment banking firm, for more than five years. He was a director of two predecessors of the Company from 1983 through 1987. Mr. Gardner is a director of Nu Horizons Electronics Corp., an electronics components distributor. He is Chairman of the Board of Supreme Industries, Inc., which manufactures specialized truck bodies and shuttle buses. He is also a director of TGC Industries, Inc., a company in the geophysical services industry, a director of Hirsch International Corp., an importer of computerized embroidery machines, a developer of embroidery machine application software and a provider of other services to the embroidery industry; and a director of Inmark Enterprises, Inc., a marketing and sales promotion company.

     George S. Wiedemann is the Chairman of the Board and Chief Executive Officer of Grey Direct, a direct marketing agency he founded in 1979, that specializes in multimedia direct response advertising. He also co-founded and has served as Chairman and Chief Executive Officer of Grey Interactive and Grey Direct Marketing in 1993 and 1995, respectively. Mr. Wiedemann was elected to the Direct Marketing Association Board of Directors in October 1990, and presently serves as Chairman-Elect of that Board.

     Lester Wunderman is founder and Chief Executive Officer of Wunderman, L.L.C., a marketing consulting company. From 1988 until 1998, he was Chairman of the Board of Wunderman Cato Johnson, a direct marketing advertising agency, and a director of Dentsu Wunderman Direct, an affiliated company in Japan. From 1958 until 1988 he served as President and Chief Executive Officer of Wunderman Cato Johnson. He also currently serves as a visiting professor of Direct Marketing at the School for Continuing Education at New York University, a director of InfoNautics Inc. and as a director of the Childrens Television Workshop, a not for profit organization. Mr. Wunderman was formerly a director of the Advertising Council and of

Direct Marketing Association and served for two years as Secretary and Treasurer and as a member of the Operations Committee and Board of Directors of the American Association of Advertising Agencies.

Meetings and Committees of the Board of Directors

     During the fiscal year ended September 30, 1998 ("Fiscal 1998"), the Compensation Committee of the Company consisted of Rod F. Dammeyer, Melvin Chasen and George S. Wiedemann. The Compensation Committee was charged with administering the Company's 1996 Long-Term Incentive Plan, as amended (the "1996 Plan"), reviewing the compensation of senior management and recommending to the Board of Directors such changes to the compensation of senior management, including changes to the Company's compensation plans and programs, as the Compensation Committee determines are appropriate.

     The Audit Committee of the Company consists of F. Philip Handy, Jack Africk and Herbert M. Gardner. The Audit Committee is charged with recommending to the Board of Directors the engagement of the Company's independent public accountants; reviewing the plan and results of the auditing engagement with the Chief Financial Officer of the Company and the independent public accountants; and reviewing the scope and nature of the Company's internal auditing system with the Chief Financial Officer.

     During the fiscal year ended September 30, 1998, the Board of Directors held 6 meetings, the Compensation Committee held 1 meeting, and the Audit Committee held 2 meetings. Each director attended at least 75% of the aggregate number of meetings held by the Board and any committee on which he served.

Compensation of Directors

     The Company pays each director who is not a full-time employee an annual stipend of $18,000 in quarterly installments in arrears on January 1, April 1, July 1 and October 1 of each fiscal year. Full-time employees of the Company who also serve as directors do not receive compensation for attending board meetings. On August 5, 1998, the 1996 Plan was amended to allow for non-employee directors to elect to take their directors' fees in either cash or as deferred stock awards. The Company also pays each member of the Audit Committee and the Compensation Committee an attendance fee of $1,000 for each meeting of the respective committee attended by such member.

                             EXECUTIVE COMPENSATION

     The following table summarizes for the last three years compensation earned by or awarded to those serving as chief executive officer and the other four most highly compensated officers during Fiscal 1998:

                           SUMMARY COMPENSATION TABLE


                                                                                      Long-Term
                                                                                     Compensation
                                                                                     ------------
                                                      Annual Compensation               Awards
                                                -------------------------------      ------------
                                                                         Other        Securities
                                                                        Annual        Underlying       All Other
                                                 Salary      Bonus      Compen-      Options/SARs    Compensation
Name And Principal Position             Year      ($)         ($)       sation           (#)              ($)
-------------------------------------   ----    --------    --------    -------      ------------    -------------
Gene M. Henderson (1)................   1998       --          --         --            --                --
  President and Chief                   1997       --          --         --            --                --
  Executive Officer                     1996       --          --         --            --                --
Melvin Chasen (2)....................   1998    $367,000    $  --       $6,700 (3)      --            $ 3,005,050(4)
  Former Chairman of the                1997     350,000       --         --            20,000            --
  Board, President and Chief            1996     300,000     216,100      --            --                --
  Executive Officer
James M. Callaghan...................   1998     315,000       --         --            58,750            --
  Vice President of the                 1997     300,000      30,000      --            15,000            --
  Company and President of              1996     250,000      10,000      --            --                --
  Transmedia Restaurant
  Company Inc.
Barry S. Kaplan (5)..................   1998     215,500      25,000      --            --                108,000(6)
  Former Vice President                 1997     280,000       --         --            15,000            --
                                        1996     225,000       --         --            50,000            --

Stephen E. Lerch.....................   1998     200,000      15,000      --            25,000            --
  Executive Vice President              1997     193,000       --         --            30,000            --
  and Chief Financial                   1996       --          --         --            --                --
  Officer
Paul A. Ficalora.....................   1998     165,500       --         --            25,000            --
  Executive Vice President              1997     155,500       --         --             6,000            --
  of Transmedia Restaurant              1996     146,250      10,000      --            --                --
  Company Inc.


------------------

(1) Mr. Henderson became President and Chief Executive Officer of the Company on October 13, 1998. See "Employment, Consulting and Other Agreements" for a summary of the terms of his employment arrangements with the Company.

(2) Mr. Chasen resigned as President and Chief Executive Officer of the Company effective September 15, 1998. See "Employment, Consulting and Other Agreements" and "Certain Transactions."

(3) For medical insurance coverage provided by the Company.

(4) Includes (i) $2,750,000 paid as severance, (ii) $60,000 for the purchase of a car, (iii) a $14,400 car allowance, (iv) $134,900 debt forgiveness, and
    (v) $45,750 for professional fees and expenses. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

(5) Mr. Kaplan resigned as Vice President of the Company effective May 1998. See "Employment, Consulting and Other Agreements."

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(6) Includes $100,000 paid for consulting services and (ii) an $8,000 car allowance.

Options Granted

     Shown below is further information regarding employee stock options awarded during Fiscal 1998 under the 1996 Plan to the executive officers named above. No stock appreciation rights were awarded during the year:

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                          Potential
                                                                                                          Realizable
                                                                                                           Value at
                                                                                                           Assumed
                                                        Individual Grants                                Annual Rates
                           ---------------------------------------------------------------------------        of
                                                          Percent of                                     Stock Price
                                            Number of    Total Options                                   Appreciation
                                            Securities    Granted to                                      for Option
                                            Underlying     Employees     Exercise of                         Term
                               Date of       Options       In Fiscal     Base Price      Expiration     --------------
Name                            Grant        Granted         Year         ($/sh)(1)         Date              5%
-------------------------  ---------------  ----------   -------------   -----------   ---------------  --------------
James M. Callaghan.......   March 3, 1998     24,372         10.26%        $ 5.875     March 22, 2004      $   192,383
James M. Callaghan.......   March 3, 1998     13,128          5.53%          5.875     March 23, 2005          108,819
James M. Callaghan.......  August 5, 1998     25,000         10.53%          4.50      August 5, 2008          183,263
Paul A. Ficalora.........   March 3, 1998     10,000          4.21%          5.875     March 23, 2005          821,891
Paul A. Ficalora.........  August 5, 1998     15,000          6.32%          4.50      August 5, 2008          109,958
Stephen E. Lerch.........  August 5, 1998     25,000         10.53%          4.50      August 5, 2008          183,263



Name                            10%
-------------------------  --------------
James M. Callaghan.......     $   254,956
James M. Callaghan.......         151,095
James M. Callaghan.......         291,834
Paul A. Ficalora.........         115,094
Paul A. Ficalora.........          75,100
Stephen E. Lerch.........         291,834


------------------
(1) All options were granted at 100% of the underlying Common Stock closing sale price on the date of grant.

Exercises and Values of Options

     The following table sets forth, as to the executive officers named in the "Summary Compensation Table" for Fiscal 1998, information relating to the exercise and values of stock options issued under the 1996 Plan and otherwise.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                                        Value of
                                                                                                      Unexercised
                                                                                                        In-The-
                                                                                                     Money Options
                                                                                                           at
                                                                Number of Securities Underlying          Fiscal
                                   Shares                             Unexercised Options               Year-End
                                 Acquired on       Value          Held at Fiscal Year-End (#)            ($)(1)
                                  Exercise       Realized      ----------------------------------    --------------
Name                                 (#)            ($)         Exercisable       Unexercisable       Exercisable
------------------------------   -----------    -----------    --------------    ----------------    --------------
Gene M. Henderson.............       --             --                  --                --               --
Melvin Chasen.................       --             --             207,500(2)             --               --
James Callaghan...............       --             --             155,625            40,000               --
Stephen E. Lerch..............       --             --              12,500            42,500               --
Barry Kaplan..................       --             --                  --                --               --
Paul A. Ficalora..............       --             --              24,750            22,000               --




Name                             Unexercisable
------------------------------  ----------------
Gene M. Henderson.............         --
Melvin Chasen.................         --
James Callaghan...............         --
Stephen E. Lerch..............         --
Barry Kaplan..................         --
Paul A. Ficalora..............         --

------------------
(1) Based on the closing sale price of the Company's Common Stock on the New York Stock Exchange of $3.1875 per share on September 30, 1998.

(2) Pursuant to an agreement with the Company, dated December 29, 1997, all of Mr. Chasen's options were exercisable until December 31, 1998. Any options unexercised at that date were canceled.

     The following table sets forth information concerning the repricing of certain stock options held by certain of the named executives officers referred to in the "Summary Compensation Table" in Fiscal 1998. Except as set forth below, no other options held by the named executives officers have been repriced.

                                               Number of
                                               Securities
                                               Underlying    Market Price of     Exercise Price at        New
                                              Options/SARs   Stock at Time of         Time of          Exercise
                                              Repriced or      Repricing or        Repricing or          Price
Name                             Date         Amended (#)      Amendment ($)       Amendment ($)        ($)(1)
--------------------------   -------------    ------------    ---------------    -----------------    -----------
James Callaghan...........   March 3, 1998        9,975           $5.8750             $ 12.25           $5.8750
James Callaghan...........   March 3, 1998       14,397            5.8750               15.00            5.8750
James Callaghan...........   March 3, 1998        8,103            5.8750               15.00            5.8750
James Callaghan...........   March 3, 1998        5,025            5.8750               12.25            5.8750
Paul A. Ficalora..........   March 3, 1998       10,000            5.8750               12.25            5.8750




                            Length of Original
                               Option Term
                            Remaining at Date
                             of Repricing or
Name                            Amendment
--------------------------  ------------------
James Callaghan...........           7
James Callaghan...........           6
James Callaghan...........           6
James Callaghan...........           7
Paul A. Ficalora..........           7

------------------
(1) All repricing of options were granted at the market closing price per share of the Common Stock on the effective date of the repricing.

Employment, Consulting and Other Agreements

     The following is a summary of the employment arrangements with the Named Executive Officers:

     Gene M. Henderson. In October 1998, the Board elected Mr. Henderson President and Chief Executive Officer of the Company. The terms of his employment include: (i) a base salary of $350,000 per year (subject to adjustment annually in October of each year) and a bonus of up to 100% of his base salary (with a guaranteed minimum bonus of $175,000 for fiscal 1999); (ii) ten-year options to purchase 250,000 shares of Common Stock at an exercise price of $2.00, and (iii) ten-year options to purchase an additional 100,000 shares of Common Stock at an exercise price of $2.375. All the options vest ratably over four years following their date of grant. The vesting schedule of the options may be accelerated, however, if the Company's stock price achieves certain closing price levels for 20 consecutive trading days as follows: (a) 50% of the options vest if the stock price is at or above $12.00 per share; (b) an additional 25% of the options vest if the stock price is at or above $16.00 per share; and (c) 100% of the options vest if the stock price is at or above $20.00 per share. The terms of Mr. Henderson's employment restrict him from competing against the Company for a one-year period following the termination of his employment with the Company and also provide that Mr. Henderson will be entitled to receive a lump sum payment equal to 18 months base salary from the employment termination date plus the greater of his guaranteed bonus for that year (if any) or the pro rata bonus of the maximum bonus for that year payable upon the occurrence of a "Change in Control" (as defined in the 1996 Plan). In addition, upon a Change in Control, all of Mr. Henderson's stock options will vest as provided in the 1996 Plan.

     Melvin Chasen. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

     James Callaghan. In October 1998, the Company and Mr. Callaghan amended the terms of his employment to provide that he will serve the Company as Vice President and as President of Transmedia Restaurant Company Inc. until September 30, 2001. His annual base salary will be $335,000 and he will be eligible to receive a bonus not to exceed one-half of his salary during each year. The Company also agreed to maintain in force a $500,000 life insurance policy on his life, which will be transferred to Mr. Callaghan, without cost, at the end of the employment term (whether or not he becomes disabled during the term of his employment). If Mr. Callaghan becomes disabled during the employment term, he will receive his full compensation during the first six months of disability (including a pro rata bonus, if any), and thereafter will be paid 75% of his salary until the end of the term of his employment (including a pro rata bonus, if any). If a "Change of Control" occurs before June 1999 (as defined in the 1996 Plan) and Mr. Callaghan's duties are reduced substantially from what he was required to perform under the terms of his employment or he is required to relocate from New York, New York, the Company will be obligated to pay Mr. Callaghan the greater of (i) his salary for the remaining term of his employment or (ii) the severance payment to which he would be entitled under the Company's Senior Executive Severance Pay Plan. Also, upon a Change of Control, all unvested options would vest and be exercisable in accordance with the terms of the 1996 Plan. The terms of his employment restrict Mr. Callaghan from competing against the Company for a two-year period following the termination of his employment.

     Stephen E. Lerch. Mr. Lerch received a base salary of $200,000 and a bonus of $15,000. Mr. Lerch also was granted ten-year options to purchase 25,000 shares of Common Stock at an exercise price of $4.50 per share which was fair market value at the time of the grant. The terms of his employment also provide that Mr. Lerch will be entitled to receive a lump sum payment of $500,000 in the event of a "change of control" of the Company in which he was not offered a comparable position of comparable salary. The terms of his engagement letter do not define a "change of control".

     Barry Kaplan. In May 1998, Mr. Kaplan left the Company's employ. He agreed, however, to render consulting services to the Company for the period from June 1, 1998 through May 31, 1999 at the rate of $25,000 per month. Additionally, the exercise period for his 15,000 existing stock options was extended through August 1998. He is entitled to receive health insurance benefits and an office at the Company's executive offices through the stated expiration of his consultancy.

Compliance With Reporting Requirements

     The Company believes that, during the fiscal year ended September 30, 1998, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to its officers, directors and greater than ten percent Stockholders were complied with on a timely basis.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     For the fiscal year ended September 30, 1998, the Compensation Committee performed the functions of a board compensation committee. From October 1, 1997 until March 1998, the Compensation Committee consisted of Jack Africk, its chairman, Irwin Hochberg, Henry Seiden and Herbert Gardner. Following the 1998 Annual Meeting of Stockholders in March 1998, the committee was reconstituted to consist of Rod F. Dammeyer, as chairman, Melvin Chasen and George S. Wiedemann. In December 1997 prior to Mr. Chasen's joining the Compensation Committee, the Board of Directors of the Company and Mr. Chasen entered into negotiations with respect to Mr. Chasen's Employment Agreement and his Consulting Agreement. As a result of those negotiations, (i) Mr. Chasen's employment with the Company terminated on September 15, 1998; (ii) his Consulting Agreement was terminated;
(iii) his right to receive $1,000,000 in the event of the sale of a control block of stock of the Company was extinguished; and (iv) he agreed to a five-year non-competition covenant and a confidentiality agreement with the Company. In return, (i) Mr. Chasen received a payment of $2,750,000 in December 1997; (ii) the Company agreed that any of his stock options which are unvested as of the termination of his employment would vest and that all of his stock options would be exercisable through December 31, 1998; (iii) his indebtedness to the Company in the amount of $134,900 was canceled; (iv) the Company agreed to purchase a new car for him of similar style and quality to the leased automobile which the Company then provided him (at a cost of approximately $60,000); (v) Mr. Chasen and his wife will receive health insurance coverage for the remainder of their respective lives (currently costing approximately $6,700 per year); and (vi) he was reimbursed for his accounting and legal expenses (approximately $45,750) incurred in connection with the negotiations.

     The Company has treated the termination of Mr. Chasen's Amended and Restated Employment Agreement and his Amended and Restated Consulting Agreement as a one-time pretax charge of approximately $3.1 million in the fiscal quarter ended December 31, 1997. For Fiscal 1998, Mr. Chasen received a salary of $367,000 and did not receive a bonus.

     For fiscal 1999, the Company has retained the services of Equity Group Corporate Investments to perform financial consulting and investment advisory services for it. Rod F. Dammeyer is managing partner of Equity Group Corporate Investments. The Company believes that such services are on terms no less favorable to the Company than could have been obtained with other independent parties. In fiscal 1999, the Company anticipates paying fees and expenses to Equity Group Corporate Investments in the amount of $250,000.

     The following report of the Compensation Committee and the performance graph that appears immediately after such report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company's executive compensation program is designed to help attract, retain, and motivate the highly qualified personnel needed to manage the Company's business and affairs. To meet these goals, the Company has implemented a compensation program with the following components:

          o base salaries that reflect the scope and responsibilities of the position, as well as the skills, knowledge, experience, abilities, and contributions of each individual executive.

          o short-term incentives that are based on the financial performance of the Company.

          o long-term incentives that balance the executive officer's short- and long-term perspectives and provide rewards consistent with Stockholder returns.

     Compensation decisions are made following an assessment of the individual's contributions to the Company's success, any significant changes in the individual's role or responsibility, and internal equity of the Company's compensation relationships.

     The competitiveness of the Company's total compensation program-incorporating base salaries, short-term incentives and long-term incentives-is reviewed, and, where appropriate, with the assistance of outside compensation consultants. In 1996, the Company retained William M. Mercer, Incorporated ("Mercer") to evaluate the Company's compensation program. Based on the Mercer report, the Company concluded that the compensation paid to its executives was fair and reasonable. In general, the Company believes that the overall compensation levels for the executive group should reflect competitive levels of compensation for comparable positions in similarly sized companies over the long term.

     The Company believes that it is essential to link executive compensation and Company performance. To meet this objective, the Company maintains a stock option program which provides option grants on a regular, though not necessarily annual, basis to provide participants with an opportunity to share in the Company's performance. Stock option grants reflect the past contributions of the individual, the individual's ability to affect Company profitability, the scope of the individual's responsibilities, the need to retain the individual's services over time and management's assessments and recommendations. All executive officers, including the chief executive officer, are eligible to participate in this program.

     The Company's policy of awarding cash bonuses is designed to specifically relate executive pay to Company and individual performance. As a pay-for-performance program, cash bonuses provide financial rewards for achievement of substantive Company and personal objectives. Actual awards paid are based primarily on actual Company performance.

Chief Executive Officer Compensation

     Upon the resignation of Melvin Chasen as President and Chief Executive Officer in September 1998, James M. Callaghan assumed the duties of President until October 1998 when Gene M. Henderson was elected President and Chief Executive Officer. Mr. Henderson's employment arrangements consist of a base salary of $350,000; an annual bonus eligibility of up to 100% of his base salary (with a $175,000 bonus guaranteed for Fiscal 1999). He also was awarded ten-year options to purchase 250,000 shares with an exercise price of $2.00 and an additional 100,000 shares with an exercise price of $2.375. The options vest ratably over a four year period, subject to earlier vesting in the event the Company's stock price meets certain stipulated levels. The Compensation Committee believes that the terms of Mr. Henderson's employment are fair and reasonable and offer appropriate incentives to him that will ultimately benefit the Company and its stockholders. The Compensation Committee further believes that Mr. Henderson's base salary is competitive and appropriate for the size, geographic location and industry of the Company.

     Additional information concerning the salary, bonus, and stock awards for the Company's senior executive officers can be found in the section appearing elsewhere in this Proxy Statement under the caption "Executive Compensation."

Compliance With Internal Revenue Code Section 162(m)

     The Company will continue to analyze its executive compensation practices and plans on an ongoing basis with respect to Section 162(m) of the Internal Revenue Code. Where it deems advisable, the Company will take appropriate action to maintain the tax deductibility of its executive compensation.

Report on the Repricing of Options

     On March 3, 1998, the Board of Directors of the Company approved the repricing of existing stock options held by James Callaghan and Paul A. Ficalora that had an exercise price of $12.25 per share or more. The repricing was effective March 3, 1998. The repriced options are identical to the original options except for their exercise price, which was changed to $5.8750 per share, the closing price of one share of Common Stock on the effective date of the grant. The vesting and expiration dates of the options were not changed. Mr. Callaghan, a Vice President of the Company, held options to purchase an aggregate of 37,500 shares, which were repriced as stated. Mr. Ficalora, the Executive Vice President of Transmedia Service Company, Inc., held options to purchase an aggregate of 10,000 shares, which were repriced. In approving the option repricing, the Board of Directors believed at the time of the decision to reprice Mr. Callaghan's and Mr. Ficalora's options that the Company was in a period of management transition, that the retention and motivation of these senior, experienced employees would be critical to the Company's success and its ability to achieve its performance objectives and that stock options constitute one of the primary components of the Company's compensation structure and therefore serve as a significant factor in the Company's ability to continue to attract and retain the services of highly qualified personnel.

                                          COMPENSATION COMMITTEE


                                          Melvin Chasen
                                          Rod F. Dammeyer
                                          George S. Wiedemann

January 26, 1999

Performance Analysis

     Set forth below is a line graph comparing the cumulative total return of the Company, the Standard & Poor's 500 Stock Price Index ("S&P 500") and the Standard & Poor's Financials Index ("S&P Financials Index") for the five fiscal years commencing October 1, 1993 and ended September 30, 1998.

                       Stock Performance Graph and Table
                            Comparison of Five-Year
            Cumulative Total Returns Among Transmedia Network Inc.,
                      S&P 500 and the S&P Financials Index



                               [CHART GOES HERE]





Company                                                   09/30/93     09/30/94     09/30/95     09/30/96     09/30/97     09/30/98
------------------------------------------------------    --------     --------     --------     --------     --------     --------
Transmedia Network Inc................................       100          153          116           67           49           38
S&P 500...............................................       100          101          127          150          206          222
S&P Financials Index..................................       100           90          124          151          233          223

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Except as otherwise specified, the following table sets forth certain information, as of January 1, 1999, regarding ownership of the Company's Common Stock by each person who is known by the Company to own beneficially more than 5% of its Common Stock. Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to the shares beneficially owned by him.

                                                                            OPTIONS AND
                                                             AMOUNT OF      WARRANTS
                                                            COMMON STOCK    EXERCISABLE
                                                            BENEFICIALLY     WITHIN                       PERCENT OF
NAME AND ADDRESS                                               OWNED         60 DAYS         TOTAL         CLASS
---------------------------------------------------------   ------------    -----------    ---------      ----------
Melvin Chasen ...........................................     1,050,509            --      1,050,509(1)       8.18%
  c/o Transmedia Network Inc.
  11900 Biscayne Boulevard
  Miami, Florida 33181
Samstock, L.L.C. ........................................     1,784,636       856,625      4,772,949(2)(3)   34.03%
EGI-Transmedia Investors, L.L.C. Halmostock Limited             322,059       154,588
Partnership                                                     438,305       166,227
  (see footnote 3 for addresses)
Pioneering Investment Management Inc. ...................     1,286,000(4)         --      1,286,000         10.01%
  60 State Street
  Boston, Massachusetts 02109

     Except as otherwise specified, the following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of January 1, 1999, by each nominee for election as a director of the Company, the executive officers named in the "Summary Compensation Table" and the executive officers and directors as a group, and includes options and warrants to purchase shares of Common Stock which are exercisable as of January 1, 1999. Except as otherwise indicated, each such Stockholder has sole voting and investment power with respect to the shares beneficially owned by such Stockholder.

                                                                            OPTIONS AND
                                                             AMOUNT OF      WARRANTS
                                                            COMMON STOCK    EXERCISABLE
                                                            BENEFICIALLY     WITHIN                       PERCENT OF
NAME AND ADDRESS                                               OWNED         60 DAYS         TOTAL         CLASS
---------------------------------------------------------   ------------    -----------    ---------      ----------
F. Philip Handy .........................................         1,000         5,000          6,000(5)      *
  c/o Transmedia Network Inc.
  11900 Biscayne Boulevard
  Miami, Florida 33181
Gene M. Henderson(6) ....................................       100,000            --        100,000         *
  c/o Transmedia Network Inc.
  750 Lexington Avenue
  New York, New York 10022
Jack Africk .............................................        63,695        29,000         92,695(7)      *
  c/o Transmedia Network Inc.
  750 Lexington Avenue
  New York, New York 10022
James M. Callaghan ......................................        85,662       155,625        241,287(8)       1.85%
  c/o Transmedia Network Inc.
  750 Lexington Avenue
  New York, New York 10022
Rod F. Dammeyer .........................................     4,772,949         5,000      4,777,949(9)      34.05%
  c/o Transmedia Network Inc.
  11900 Biscayne Boulevard
  Miami, Florida 33181

                                                                            OPTIONS AND
                                                             AMOUNT OF      WARRANTS
                                                            COMMON STOCK    EXERCISABLE
                                                            BENEFICIALLY     WITHIN                       PERCENT OF
NAME AND ADDRESS                                               OWNED         60 DAYS         TOTAL         CLASS
---------------------------------------------------------    ----------       -------      ---------        ------
Paul A. Ficalora ........................................       186,035        24,750        210,785(10)      1.64%
  c/o Transmedia Network Inc.
  750 Lexington Avenue
  New York, New York 10022
Herbert M. Gardner ......................................       294,401        29,000        323,401(11)      2.51%
  c/o Transmedia Network Inc.
  750 Lexington Avenue
  New York, New York 10022
Barry S. Kaplan .........................................        33,000            --         33,000         *
  c/o Transmedia Network Inc.
  11900 Biscayne Boulevard
  Miami, Florida 33181
Stephen E. Lerch ........................................            --        12,500         12,500(12)     *
  c/o Transmedia Network Inc.
  11900 Biscayne Boulevard
  Miami, Florida 33181
George S. Wiedemann .....................................         1,000        25,000         26,000(13)     *
  c/o Transmedia Network Inc.
  11900 Biscayne Boulevard
  Miami, Florida 33181
Lester Wunderman ........................................        25,000        50,000         75,000(14)     *
  c/o Transmedia Network Inc.
  11900 Biscayne Boulevard
  Miami, Florida 33181
All directors and executive officers as a group
  (11 persons)...........................................     5,562,742       335,875      5,898,617         41.07%

------------------
*   Represents less than 1%.

(1)  Includes for Mr. Chasen (i) 605,131 shares held by Melvin Chasen,
     (ii) 244,600 shares held by a family partnership jointly controlled by Melvin Chasen and Iris Chasen, and (iii) 200,778 shares held by Iris Chasen, the wife of Mr. Chasen. Mr. Chasen disclaims beneficial ownership of 200,778 shares held by Iris Chasen. Subject to the terms of the Amended and Restated Agreement Among Stockholders (the "Agreement Among Stockholders"), dated as of March 3, 1998, among EGI-Transmedia Investors, L.L.C., Samstock, L.L.C. and Melvin Chasen and Iris Chasen, the Chasen's beneficially owned shares are subject to shared voting and disposition power with Samstock, L.L.C. and EGI-Transmedia Investors, L.L.C. which are affiliates of Equity Group Corporate Investments of which Rod F. Dammeyer is managing partner.

(2) Includes 1,050,509 shares which are owned by Melvin Chasen and Iris Chasen, but which are subject to the voting and disposition restrictions contained in the Agreement Among Stockholders.

(3)  Based in part: (i) upon information set forth in Amendment No. 1 to the
     Schedule 13D filed on March 4, 1998 by Samstock LLC, (ii) other information available to the Company, and (iii) pursuant to a Stockholders' Agreement (the "Stockholders' Agreement"), dated as of March 3, 1998, among the referenced entities. According to the Stockholders' Agreement, each entity appointed Samstock, L.L.C. and EGI-Transmedia Investors, L.L.C. its true and lawful attorney and proxy, during the period of such Stockholders' Agreement, to appear for, represent, and vote the shares held by each stockholder, as defined

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

     in the Stockholders' Agreement. The warrants held by each stockholder are exercisable in equal parts at $6.00 per share, $7.00 per share and $8.00 per share and expire in March 2003. The addresses for these entities are as follows: Samstock, L.L.C. and EGI-Transmedia Investors, L.L.C., each at Two North Riverside Plaza, Chicago, Illinois 60606 and Halmostock Limited Partnership at 21 W. Las Olas Boulevard, Fort Lauderdale, Florida 33301.

(4) Based on Amendment No. 1 to Schedule 13G filed on January 15, 1999 by Pioneering Investment Management Inc.

(5) Includes for Mr. Handy (i) 1,000 shares held by Mr. Handy, and (ii) options to purchase 5,000 shares of Common Stock at an exercise price of $5.8750 per share, which options were granted under the 1996 Plan and expire in March 2008.

(6) Subsequent to the Record Date, Mr. Henderson purchased 100,000 shares of Common Stock. Mr. Henderson was granted (i) options to purchase 250,000 shares at an exercise price of $2.00 per share, which were granted under the 1996 Plan and expire in October 2008, and (ii) options to purchase 100,000 shares at an exercise price of $2.375 per share, which were granted under the 1996 Plan and expire in January 2009. These options vest ratably over four years from the date of the grant, subject to accelerated vesting upon certain specified closing price over twenty consecutive trading days of the Common Stock. All of such options are not presently exercisable within 60 days of January 1, 1999. See "Employment, Consulting and Other Agreements" and "Compensation Committee Report on Executive Compensation--Chief Executive Officer Compensation."

(7) Includes for Mr. Africk (i) 63,695 shares owned by a family corporation for which Mr. Africk exercises voting and investment authority, (ii) options to purchase 7,500 shares of Common Stock at an exercise price of $15.00 per share, which options were granted under the 1987 Stock Option and Rights Plan, as amended (the "1987 Plan"), and expire in March 2004, (iii) options to purchase 5,000 shares of Common Stock at an exercise price of $12.25 per share, which options were granted under the 1987 Plan, and expire in March 2005, (iv) options to purchase 5,000 shares of Common Stock at an exercise price of $7.875 per share, which options were granted under the 1996 Plan and expire in March 2006, (v) options to purchase 5,500 shares of Common Stock at an exercise price of $4.375 per share, which options were granted under the 1996 Plan and expire in June 2007, and (vi) options to purchase 6,000 shares of Common Stock at an exercise price of $5.875 per share, which options were granted under the 1996 Plan and expire in March 2008. All of such options are presently exercisable. Does not include options to purchase 5,500 shares, which were granted under the 1996 Plan and are not exercisable within 60 days of January 1, 1999.

(8) Includes for Mr. Callaghan (i) 5,038 shares held in Mr. Callaghan's Individual Retirement Account, (ii) options to purchase 84,375 shares of Common Stock at an exercise price of $4.8333 per share, which options were granted under the 1987 Plan and expire in May 2002, (iii) options to purchase 33,751 shares at an exercise price of $7.4445 per share, which options were granted under the 1987 Plan and expire in September 2003, (iv) options to purchase 22,500 shares at an exercise price of $5.8750 per share, which options granted under the 1987 Plan and expire in March 2004 (the exercise price of these options was adjusted in March 1998 from $15.00 per share to $5.875 per share, which was the closing price of the Common Stock on the effective date of the grant), (v) options to purchase 11,250 shares at an exercise price of $5.875 per share, which options were granted under the 1987 Plan and expire in March 2005 (the exercise price of these options was adjusted from $12.25 per share to $5.875 per share, which was the closing price of the Common Stock on the effective date of the grant), and
    (vi) options to purchase 3,750 Shares of Common Stock at an exercise price of $4.375 per share, which options were granted under the 1996 Plan and expire in April 2007. All of such options are presently exercisable. Does not include (i) options issued under the 1987 and 1996 Plans to purchase 40,000 shares, which are not exercisable within 60 days of January 1, 1999, or (ii) 5,724 shares held in the Individual Retirement Account of Mr. Callaghan's wife, as to all of which shares Mr. Callaghan disclaims beneficial ownership.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(9) Includes for Mr. Dammeyer (i) 1,784,636 shares of Common Stock and warrants to purchase 856,625 Common Stock owned by Samstock, L.L.C., (ii) 32
     2,059 shares and warrants to purchase 154,588 Common Stock owned by EGI-Transmedia Investors, L.L.C., (iii) options to purchase 5,000 shares of Common Stock at an exercise price of $5.875 per share, which options were granted under the 1996 Plan and expire in March 2008, (iv) 438,305 shares and 166,227 warrants exercisable for Common Stock owned by Halmostock Limited Partnership, and (v) 1,050,509 shares held by Mr. Chasen pursuant to the Agreement Among Stockholders described above. According to the Stockholders' Agreement among these noted entities (except Rod F. Dammeyer and Mr. Chasen, who are not parties), each entity/stockholder appointed Samstock, L.L.C. and EGI-Transmedia Investors, L.L.C. its true and lawful attorney and proxy during the term of said Stockholders' Agreement, to appear for, represent and vote the shares held by each Stockholder, as defined in the Stockholders' Agreement. Mr. Dammeyer has disclaimed beneficial ownership of 3,722,440 shares and warrants and of Mr. Chasen's 1,050,509 shares of Common Stock. Samstock, L.L.C. and EGI-Transmedia Investors, L.L.C. are affiliates of Equity Group Corporate Investments of which Mr. Dammeyer is managing partner. Each of Samstock, L.L.C., EGI-Transmedia Investors, L.L.C., and Halmostock Limited Partnership have disclaimed beneficial ownership of Mr. Dammeyer's 5,000 presently exercisable options.

(10) Includes for Mr. Ficalora (i) options to purchase 15,750 shares at an exercise price of $7.4445 per share, which options were granted under the 1987 Plan and expire in September 2003, (ii) options to purchase 1,500 shares at an exercise price of $4.375 per share, which options were granted under the 1996 Plan and expire in April 2007, and (iii) options to purchase 7,500 shares of Common Stock at an exercise price of $5.875 per share, which options were granted under the 1996 Plan and expire in March 2005 (the exercise price of these options was adjusted in March 1998 from $12.25 per share to $5.875 per share, which was the closing price of the Common Stock on the effective date of the grant). All of such options are presently exercisable. Does not include (i) options to purchase 22,000 shares, which were granted under the 1996 Plan and are not exercisable within 60 days of January 1, 1999, (ii) 6,075 shares held by Mrs. Ficalora, and (iii) 1,350 shares held by Mr. Ficalora's child, as to all of which shares Mr. Ficalora disclaims beneficial ownership.

(11) Includes for Mr. Gardner (i) 293,401 shares held by Herbert M. Gardner,
     (ii) options to purchase 7,500 shares of Common Stock at an exercise price of $15.00 per share, which options were granted under the 1987 Plan and expire in March 2004, (iii) options to purchase 5,000 shares of Common Stock at an exercise price of $12.25 per share, which options were granted under the 1987 Plan and expire in March 2005, (iv) options to purchase 5,000 shares of Common Stock at an exercise price of $7.875 per share, which options were granted under the 1996 Plan and expire in March 2006,
     (v) options to purchase 5,500 shares of Common Stock at an exercise price of $4.375 per share, which options were granted under the 1996 Plan and expire in June 2007, and (vi) options to purchase 6,000 shares of Common Stock at an exercise price of $5.875 per share, which options were granted under the 1996 Plan and expire in March 2008. All of such options are presently exercisable. Does not include 3,834 shares held by Mr. Gardner's wife individually or as custodian for their children as to all of which shares Mr. Gardner disclaims beneficial ownership.

(12) Includes for Mr. Lerch (i) options to purchase 10,000 shares of Common Stock at an exercise price of $5.25 per share, which options were granted under the 1996 Plan and expire in February 2007, and (ii) options to purchase 2,500 shares of Common Stock at an exercise price of $4.375 per share, which options were granted under the 1996 Plan and expire in April of 2007. Does not include options which were granted under the 1996 Plan to purchase 42,500 shares, which are not exercisable within 60 days of January 1, 1999.

(13) Includes for Mr. Wiedemann (i) 1,000 shares owned by Mr. Wiedemann, and
     (ii) options to purchase 25,000 shares of Common Stock at an exercise price of $5.875 per share, which options were granted under the 1996 Plan and expire in March 2008.

(14) Includes for Mr. Wunderman (i) 25,000 owned by Mr. Wunderman, and (ii) options to purchase 50,000 shares of Common Stock at an exercise price of $5.875 per share, which options were granted under the 1996 Plan and expire in March 2008.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Financial Advisors

     See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

Investment Agreement

     In connection with a Stock Purchase and Sale Agreement (the "Purchase Agreement"), dated as of November 6, 1997, by and among Samstock, L.L.C. ("Samstock"), EGI-Transmedia Investors, L.L.C. ("EGI-TMI", and together with Samstock, "Purchasers"), the Company, and for the purposes of Section 5 thereto only, the Robert M. Steiner Trust, as trustee under declaration of trust dated March 9, 1983, as amended, establishing the Robert M. Steiner Revocable Trust, Purchasers and Halmostock Limited Partnership purchased 2,500,000 shares of Common Stock (the "Shares") and 1,200,000 five-year warrants (the "Warrants") exercisable into shares of Common Stock for $10,625,000. In connection with the Purchase Agreement, the Company, Purchasers and Halmostock Limited Partnership entered into an Amended and Restated Investment Agreement, dated as of March 3, 1998 (the "Investment Agreement"). Samstock and EGI-TMI are affiliates of Equity Group Investments, Inc. of which Rod F. Dammeyer is Managing Director.

     Covenants. Until March 3, 2003, the Purchasers will be entitled to designate two representatives, reasonably acceptable to the independent directors of the Company, to serve on the Board of Directors as long as the Purchasers, Halmostock Limited Partnership and their affiliates beneficially own at least an aggregate 15% of the combined voting power of the Company's outstanding voting securities (including, for these purposes, the shares issuable upon exercise of the Warrants until such time as the Warrants expire) or one such representative, in the event that the Purchasers, Halmostock Limited Partnership and their affiliates collectively beneficially own less than 15%, but at least 5%, of the combined voting power of the Company's outstanding voting securities. The Company agreed that it will not increase the size of the Board beyond seven members as long as the Purchasers are entitled to designate one or two Board representatives.

     Voting Arrangements. The Purchasers and Halmostock Limited Partnership agreed that, except to the extent otherwise provided in the Investment Agreement, the Purchasers and Halmostock Limited Partnership would vote their securities with respect to the election or removal of directors of the Company either: (a) in accordance with the recommendations of a majority of the disinterested directors of the Company or (b) in the same proportions (including abstentions) as the owners of record of the Company's shares of Common Stock, other than those beneficially owned by the Purchasers and Halmostock Limited Partnership, vote their shares of Common Stock; provided that the Purchasers, Halmostock Limited Partnership and their affiliates may vote in favor of the election or retention of the one or two directors designated by the Purchasers as described in the preceding paragraph.

     Termination. The Investment Agreement will terminate if the Purchasers, Halmostock Limited Partnership and their affiliates collectively cease to own voting securities of the Company representing at least an aggregate 5% of the combined voting power of the Company.

Amended and Restated Agreement Among Stockholders

     In connection with the Purchase Agreement, the Company entered into an Amended and Restated Agreement Among Stockholders, dated as of March 3, 1998, with Purchasers and Melvin Chasen and Iris Chasen (collectively, the "Stockholders"). Pursuant to this Agreement, the Stockholders, who together are the beneficial owners of 1,050,509 shares, or 8.18% of the outstanding shares of Common Stock of the Company, have agreed to grant Purchasers (i) a proxy to vote all of their shares, (ii) the right of first refusal on all public and private sales of their shares, and (iii) certain rights to require them to sell their share holdings in the event the Purchasers sell their shares; provided, however, that they will not be required to sell during a two-year period following March 3, 1998 at a share price of $6.00 or less. The Purchasers agreed to vote their shares in favor of the election of Melvin Chasen to the Board of Directors of the Company as long as the Stockholders collectively own at least 950,000 shares of Common Stock. The Agreement Among Stockholders will terminate if the Purchasers and their affiliates cease to own voting securities representing at least 5% of the combined voting power of the Company.

STOCKHOLDERS' AGREEMENT

     In connection with the Purchase Agreement, the Company entered into a Stockholders' Agreement, dated as of March 3, 1998, with Purchasers and Halmostock Limited Partnership. Pursuant to this Agreement, Halmostock Limited Partnership, who together with Purchasers are the beneficial owners of 4,772,949 shares, or 34.03% of the outstanding shares of Common Stock of the Company, have agreed to grant Purchasers (i) a proxy to vote all of their shares, (ii) the right of first refusal on all public and private sales of their shares, and
(iii) certain rights to require them to sell their share holdings in the event the Purchasers sell their shares; provided, however, that Halmostock Limited Partnership will not be required to sell 92,000 shares of Common Stock at a share price of $7.11 or less. The Stockholders' Agreement will terminate if the Purchasers, Halmostock Limited Partnership and their affiliates cease to own voting securities representing at least in the aggregate 5% of the combined voting power of the Company.

AGREEMENT WITH MELVIN CHASEN

     See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

CONSULTING AGREEMENTS

     In March 1998, Messrs. Wiedemann and Wunderman entered into consulting arrangements with the Company. As compensation for their services, Mr. Wiedemann and Mr. Wunderman were granted fully vested ten-year options to purchase 20,000 and 45,000 shares of Common Stock, respectively, and exercisable at $5.875 per share of Common Stock.

                            INDEPENDENT ACCOUNTANTS

     KPMG Peat Marwick LLP audited the Company's financial statements for the fiscal year ended September 30, 1998. As has been the prior practice, the Board of Directors will appoint an auditor for the current fiscal year prior to the commencement of the audit.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will respond to appropriate questions. KPMG Peat
Marwick LLP will also be afforded an opportunity to make a statement if they choose to do so.

                                 OTHER BUSINESS

     It is not intended to bring before the Annual Meeting any matters except those proposed herein. Management is not aware at this time that any other matters are to be presented for action. If, however, any other matters properly come before the meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

                  PROVISION OF CERTAIN ADDITIONAL INFORMATION

     The Company's Annual Report for the fiscal year ended September 30, 1998 is being furnished with this Proxy Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following portion of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 (filed on December 31, 1998), is incorporated by reference into this Proxy Statement:

     "Executive Officers of the Registrant" on pages 8 through 9.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the date of the Annual Meeting to which this Proxy Statement relates are deemed to be incorporated herein by reference, and shall be deemed a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Proxy Statement, shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement, except as so modified or superseded.

                           PROPOSALS OF STOCKHOLDERS

     Proposals, if any, of stockholders of the Company intended to be presented at the Annual Meeting of Stockholders in 2000 must be received by the Company no later than October 14, 1999. All shareholder notice of proposals submitted outside the processes of Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934 must be received by December 27, 1999, to be considered for presentation at the Annual Meeting of Stockholders in 2000. The proposal must be mailed to the Company's principal executive offices at 11900 Biscayne Boulevard, Miami, Florida 33181, Attention: Secretary.

                                 OTHER MATTERS

     On written request, the Company will provide without charge to each record or beneficial holder of the Company's Common Stock as of January 26, 1999, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission. Requests should be addressed to Mr. Stephen E. Lerch, Executive Vice President and Chief Financial Officer, Transmedia Network Inc., 11900 Biscayne Boulevard, Miami, Florida 33181.

                                          By Order of the Board of Directors,


                                          Kathryn M. Ferara
                                          Secretary

Miami, Florida
January 28, 1999

                            TRANSMEDIA NETWORK INC.

             Proxy for Annual Meeting of Stockholders March 3, 1999

The undersigned hereby appoints Gene M. Henderson and Stephen E. Lerch as Proxies, each with power to appoint his substitute, and hereby authorizes them, to represent and vote, as designated on the reverse side of this card, all shares of Common Stock of Transmedia Network Inc. (the "Company"), held of record by the undersigned on January 26, 1999, at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held on March 3, 1999 or any postponement or adjournment thereof.

1. Election of Directors.

   Nominees (term expiring in 2000):  F. Philip Handy
                                      Gene M. Henderson
                                      Jack Africk
                                      Melvin Chasen
                                      Rod F. Dammeyer
                                      Herbert M. Gardner
                                      George S. Wiedemann
                                      Lester Wunderman

[ ] FOR
[ ] WITHHOLD AUTHORITY to vote for all nominees listed above
[ ] FOR all nominees listed (except as marked to the contrary below)
     ___________________________________________________________________________

2. In their discretion, upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE BOARD OF DIRECTORS' EIGHT NOMINEES FOR ELECTION.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

SIGNATURES:______________________________________ DATE: __________________, 1999
Note: Please sign exactly as name or names appears on stock certificate (as indicated hereon).